UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

On January 11, 2026, Allegiant Travel Company, a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sun Country Airlines Holdings, Inc., a Delaware corporation (“Sun Country”), Mirage Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and Sawdust Merger Sub, LLC, a Nevada limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub 2”, together with Merger Sub 1, the “Merger Subs”), providing for the merger of Merger Sub 1 with and into Sun Country (the “First Merger”), with Sun Country surviving the First Merger as a direct wholly owned subsidiary of the Company and immediately following the First Merger, the merger of Sun Country with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned subsidiary of the Company.

The Company held a special meeting of stockholders on May 8, 2026 (the “Special Meeting”). The Special Meeting was held in order for the stockholders of the Company to vote on the following proposals set forth in the Company’s definitive proxy statement (the “Proxy Statement”) filed by the Company with the U.S. Securities and Exchange Commission on March 31, 2026. As of the close of business on March 25, 2026, the record date for the Special Meeting, the Company had a total of 18,448,344 shares of common stock, par value $0.001 (“Company Common Stock”) outstanding and entitled to vote at the Special Meeting, of which 16,060,619 shares, representing approximately 87.05 percent of the outstanding shares of Company Common Stock were represented at the Special Meeting in person or by proxy. Each matter voted upon at the Special Meeting and the final results of the voting on each such matter are presented below. For a complete description of the matters voted upon at the Special Meeting, see the Proxy Statement.

1.Share Issuance Proposal. Proposal to approve the issuance of shares of Company Common Stock pursuant to the Merger Agreement (the “Share Issuance Proposal”). Company stockholders approved the Share Issuance Proposal by the following count:

Votes For:	15,997,541
Votes Against:	34,204
Votes Abstaining:	28,874

2.Adjournment Proposal. Proposal to give the Company’s board of directors authority to adjourn the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal (the “Adjournment Proposal”). The vote on the Adjournment Proposal was not determined as the requisite number of stockholders voted to approve the Share Issuance Proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert J. Neal
	Name:	Robert J. Neal
	Title:	President and Chief Financial Officer